Exhibit 99

For additional information contact:
Benno Sand-Investor and Financial Media (952) 448-8936
Laurie Walker-Trade Media (952) 448-8066

FOR IMMEDIATE RELEASE

     FSI INTERNATIONAL, INC. WILL CONTINUE TO PURSUE STRATEGIC PARTNERS FOR ITS MICROLITHOGRAPHY BUSINESS

     MINNEAPOLIS (January 28, 2003)—FSI International, Inc. (Nasdaq: FSII), a manufacturer of capital equipment for the microelectronics industry, will be holding its 2003 annual meeting of shareholders today at the offices of the company in Chaska, Minnesota. In connection with the annual shareholders meeting, the company today announced that it continues to evaluate various cost reduction opportunities, including pursuing a strategic partner or partners for its Microlithography business.

     “The management and employees of the Microlithography business have made significant progress during the last few years to transform the POLARIS® 3500 300mm Resist Processing System into a high throughput, high performance product that enables higher scanner efficiency and world class critical dimension control,” stated Don Mitchell, the company’s chairman and chief executive officer. “However, with continued delays in the industry recovery, this business is operating below breakeven and has negative cash flow. Therefore, we are seeking a partner or partners that can assist us in realizing the long-term potential of this business,” continued Mitchell.

     During the company’s December 17, 2002 quarterly conference call, the company stated that it would provide investors with a status update in late January 2003. The company is continuing to evaluate all options, including strategic partnerships with other front-end equipment suppliers and an investment by one or more financial institutions. The company expects to provide additional details regarding this cost reduction initiative in February 2003.*

About Microlithography

     The company’s Microlithography business develops, manufactures, markets and supports equipment that provides highly productive processing solutions for the resist processing steps of semiconductor and thin film head manufacturing. The company has over 400 POLARIS Systems installed at customers worldwide, including over 20 systems that are being used to process 300mm wafers.

     FSI International Inc., a global supplier of wafer cleaning and resist processing equipment and technology, delivers economic and technical advantages for current and emerging microelectronics manufacturing challenges. Using the company’s broad portfolio of products, which include immersion, spray, vapor and CryoKinetic systems for wafer cleaning, and resist processing systems for wafer coating and developing, customers are able to efficiently achieve their goals. FSI’s customers include microelectronics manufacturers located throughout North America, Europe, Japan and the Asia-Pacific region.

     FSI is a 2002 recipient of the VLSI Research 10 BEST Award. In seven of the last ten years, FSI has been recognized for its superior customer satisfaction in the category of Small Suppliers of Wafer Processing Equipment.

     FSI maintains a Web site at <http://www.fsi-intl.com>.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

     This press release contains certain “forward-looking” statements (*), including, but not limited to, cost reduction opportunities, including with respect to its Microlithography business. The matters discussed in this news release are forward-looking statements involving risks and uncertainties, both known and unknown, that could cause actual results to differ materially from those in such forward-looking statements.

     Such risks and uncertainties include, but are not limited to, the length and extent of the current industry downturn; additional order delays or cancellations; lower than expected savings from the company’s cost-cutting measures; the success of any negotiations with potential strategic partners for the Microlithography business; general economic conditions; changes in customer capacity requirements and demand for microelectronics; the extent of demand for the company’s products and the company’s ability to meet demand; global trade policies; worldwide economic and political stability; the company’s successful execution of internal performance plans; the cyclical nature of the company’s business; volatility of the market for certain products; performance issues with key suppliers and subcontractors; the transition to 300mm products; the level of new orders; the timing and success of current and future product and process development programs; the success of the company’s affiliated distributors; legal proceedings; and the potential impairment of long-lived assets; as well as other factors listed from time to time in the company’s SEC reports including, but not limited to, the company’s Annual Report on Form 10-K for the 2002 fiscal year. The company assumes no duty to update the information in this press release.

# # #